UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 12, 2025

Flutter Entertainment plc

(Exact Name of Registrant as Specified in its Charter)

Ireland (State or Other Jurisdiction of Incorporation)	001-37403 (Commission File Number)	98-1782229 (IRS Employer Identification Number)

One Madison Avenue New York, New York (Address of Principal Executive Offices)	10010 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 930-0950

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value of €0.09 per share	FLUT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2025, Flutter Entertainment plc (the “Company”) announced that the Board of Directors (the “Board”) has appointed Stefan Bomhard to the Board as a non-executive director, effective as of October 1, 2025. Mr. Bomhard has not been appointed as a member of a Board committee at this time.

The Board has determined that Mr. Bomhard is an independent director in accordance with the New York Stock Exchange listing standards.

Mr. Bomhard, age 58, has served as the Chief Executive Officer and member of the board of directors of Imperial Brands plc (“Imperial Brands”), a global consumer-focused company in the tobacco and nicotine industry, since July 2020. Mr. Bomhard will retire as Chief Executive Officer of Imperial Brands on October 1, 2025 and will continue to serve as a director until December 31, 2025. Prior to his time at Imperial Brands, Mr. Bomhard served as the Chief Executive Officer of Inchcape PLC (“Inchcape”), a global distribution and retail leader in the premium and luxury automotive sectors, from April 2015 until June 2020. Prior to Inchcape, Mr. Bomhard was president of Bacardi Limited’s European region and was also responsible for Bacardi’s Global commercial organization and Global Travel Retail. Additional previous roles held by Mr. Bomhard include Chief Commercial Officer of Cadbury plc and Chief Operating Officer of Unilever Food Solutions Europe. This followed senior management and sales and marketing positions at Diageo (Burger King) and Procter & Gamble. Additionally, Mr. Bomhard currently serves as a non-executive director of Compass Group plc. Mr. Bomhard holds a bachelor’s degree in business administration from Middlesex University, a bachelor’s degree from Reutlingen University and a Ph.D. in marketing from the University of Bradford.

Mr. Bomhard will receive compensation consistent with the Company’s fee schedule for non-executive directors. The current schedule is described in the Company’s definitive Proxy Statement for its 2025 Annual General Meeting, filed with the U.S. Securities and Exchange Commission on April 24, 2025.

Mr. Bomhard does not have any family relationships with any executive officer or director of the Company or its affiliates. There are no arrangements or understandings with the Company, or any other persons, under which Mr. Bomhard was elected to serve as a director of the Company. In addition, Mr. Bomhard is not party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On September 12, 2025, Flutter Entertainment plc released, via the Regulatory News Service in London, an announcement (the “RNS Announcement”) regarding Mr. Bomhard’s appointment, which is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	RNS Announcement dated September 12, 2025

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flutter Entertainment plc
(Registrant)

Date: September 12, 2025	By:	/s/ Fiona Gildea
	Name:	Fiona Gildea
	Title:	Deputy Company Secretary and
Head of Governance